UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2010, American International Group, Inc. (“AIG”) entered into an agreement in principle (the “Summary of Terms”) with the United States Department of the Treasury (the “Treasury Department”), the Federal Reserve Bank of New York (the “FRBNY”) and the AIG Credit Facility Trust (the “Trust” and, collectively with AIG, the Treasury Department and the FRBNY, the “parties”) for a series of integrated transactions (the “Recapitalization”) to recapitalize AIG, including the repayment of all amounts owed under the Credit Agreement, dated as of September 22, 2008 (as amended, the “Credit Agreement”), with the FRBNY.
Recapitalization Transactions
The transactions constituting the Recapitalization, all of which are to occur substantially simultaneously at the closing of the Recapitalization (the “Closing”), are to be as follows.
The following description of the Recapitalization and related agreements between the parties is qualified in its entirety by reference to the full text of the Summary of Terms relating to the Recapitalization, which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.
Repayment and Termination of the Credit Agreement
At the Closing, AIG will repay to the FRBNY in cash all amounts owing under the Credit Agreement, and the Credit Agreement will be terminated. As of the date hereof, the total repayment amount under the Credit Agreement is approximately $20 billion. The funds for repayment are to come from net cash proceeds from the initial public offering of American International Assurance Company, Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”), which are expected to occur in the fourth quarter of 2010, and from additional funds from operations, financings and asset sales. The net cash proceeds from the initial public offering of AIA and the sale of ALICO will be loaned to AIG (for repayment of the Credit Agreement), in the form of secured non-recourse loans, from the special purpose vehicles that hold AIA and ALICO (the “SPVs,” and such loans, the “SPV Intercompany Loans”).
At the time of repayment and termination of the Credit Agreement, any remaining unamortized prepaid commitment fee asset, which approximated $5.9 billion at June 30, 2010, will be written off through a charge to earnings.
Repurchase and Exchange of the SPV Preferred Interests
At the Closing, AIG will draw down all amounts remaining available to be funded under the Department of the Treasury Commitment pursuant to the Securities Purchase Agreement, dated as of April 17, 2009 (the “SPA”), between AIG and the Treasury Department relating to AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”) less up to $2 billion (the “Series G Drawdown Right”) to be allocated to a new series of AIG’s preferred stock designated as the “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) as described below. As of the date hereof, the total available funding under the Department of the Treasury Commitment is approximately $22.3 billion (this amount, less any amount designated for the Series G Drawdown Right, the “Series F Closing Drawdown Amount”). AIG will use the Series F Closing Drawdown Amount to repurchase a portion of the FRBNY’s preferred interests in the SPVs (the “SPV Preferred Interests”) corresponding to the Series F Closing Drawdown Amount (the “Transferred SPV Preferred Interests”) and transfer the Transferred SPV Preferred Interests to the Treasury Department as part of the consideration for the Series F Preferred Stock. Under the terms of the Recapitalization. If all or any portion of the $2 billion that may be designated as the Series G Drawdown Right is so designated, it will reduce the Series F Closing Drawdown Amount and the amount of the Transferred SPV Preferred Interests accordingly.

Any SPV Preferred Interests not transferred to the Treasury Department at Closing will continue to be held by the FRBNY and will be senior to the Transferred SPV Preferred Interests held by the Treasury Department. In addition to further proceeds from AIA offerings and the ALICO sale after the Closing, AIG will use the proceeds from any sales or dispositions of its interests in Nan Shan Life Insurance Company, Ltd., AIG Star Life Insurance Co. Ltd., AIG Edison Life Insurance Company, International Lease Finance Corporation and Maiden Lane II LLC and Maiden Lane III LLC to repay the SPV Intercompany Loans and thereby provide funds with which the SPVs may redeem SPV Preferred Interests remaining outstanding after the Closing.
As a result of these transactions, the SPV Preferred Interests will no longer be considered to be permanent equity on AIG’s balance sheet, and will be classified as redeemable noncontrolling interests in partially owned consolidated subsidiaries.
Series G Preferred Stock
In connection with the Recapitalization, AIG and the Treasury Department will amend and restate the SPA to provide for the issuance by AIG to the Treasury Department at the Closing of the Series G Preferred Stock. The right of AIG to draw on the Series F Closing Drawdown Amount will be terminated, and outstanding Series F Preferred Stock will be exchanged as described under “—Issuance of Common Stock in Exchange for Preferred Stock” below.
The Series G Preferred Stock will initially have an aggregate liquidation preference equal to the amount of funds, if any, drawn down by AIG under the SPA after the date hereof but before the Closing. From the Closing until March 31, 2012, AIG may draw down funds under the Series G Drawdown Right to be used for general corporate purposes, which will increase the aggregate liquidation preference of the Series G Preferred Stock. AIG generally may draw down funds until the aggregate liquidation preference of the Series G Preferred Stock is an amount up to $2 billion to be designated by AIG prior to the Closing. This drawdown right will be subject to terms and conditions substantially similar to those in the current SPA, except that the condition that the Trust and the Treasury Department own over 50 percent of AIG’s voting securities will not apply.
Dividends on the Series G Preferred Stock will be payable on a cumulative basis at a rate per annum of 5 percent, compounded quarterly, of the aggregate liquidation preference of the Series G Preferred Stock.
The available funding under the Series G Drawdown Right that may be used for general corporate purposes will be reduced by the amount of net proceeds of future AIG equity offerings. If the FRBNY continues to hold any SPV Preferred Interests at the time when any such net proceeds are realized, any amount by which the generally available funding under the Series G Drawdown Right is reduced in the manner described above will instead be drawn by AIG and used to repurchase a corresponding amount of SPV Preferred Interests from the FRBNY, which will then be transferred to the Treasury Department to repay the draw in the same manner as at the Closing. If the net proceeds of future AIG equity offerings exceed the available funding under the Series G Drawdown Right, such excess net proceeds will necessarily be used by AIG to redeem the Series G Preferred Stock.
AIG may not directly redeem the Series G Preferred Stock while the FRBNY continues to hold any SPV Preferred Interests, but AIG will have the right to use cash to repurchase a corresponding amount of SPV Preferred Interests from the FRBNY, which will then be transferred to the Treasury Department and will accordingly reduce the aggregate liquidation preference of the Series G Preferred Stock. If the FRBNY no longer holds SPV Preferred Interests, the Series G Preferred Stock will be redeemable in cash at AIG’s option, at the liquidation preference plus accrued and unpaid dividends.
If the FRBNY continues to hold any SPV Preferred Interests on March 31, 2012, AIG will draw down all remaining available funds under the Series G Drawdown Right to the extent of the remaining aggregate liquidation preference of those SPV Preferred Interests (or the full remaining available amount, if less). Such funds will also be used to repurchase SPV Preferred Interests to be transferred to Treasury to repay the draw as described above. If, after giving effect to the foregoing, the Series G Preferred Stock has an outstanding aggregate liquidation preference on March 31, 2012, it will be converted into a number of shares of AIG Common Stock equal to the aggregate liquidation preference plus accrued and unpaid dividends divided by the lesser of 80 percent of the volume weighted average price of AIG’s common stock over 20 days prior to the Closing and 80 percent of the volume weighted average price over 20 days prior to announcement of the Recapitalization.
Issuance of Common Stock in Exchange for Preferred Stock
At the Closing, (i) the shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) held by the Trust will be exchanged for approximately 562.9 million shares of AIG common stock, which will ultimately be held by the Treasury Department; (ii) the shares of AIG’s Series E Fixed Rate Non-Cumulative Preferred Stock (the “Series E Preferred Stock”) held by the Treasury Department will be exchanged for approximately 924.5 million shares of AIG common stock; and (iii) the shares of the Series F Preferred Stock held by the Treasury Department will be exchanged for (a) the Transferred SPV Preferred Interests (as described above), (b) newly issued shares of Series G Preferred Stock (reflecting an initial liquidation preference if and to the extent that AIG has drawn down available funds under the SPA between the date hereof and the Closing) and (c) approximately 167.6 million shares of AIG common stock. The Treasury Department will then hold approximately 1.655 billion shares of AIG common stock, representing pro forma ownership of approximately 92.1 percent of the AIG common stock that will be outstanding as of the Closing.
AIG will agree to grant to the Treasury Department registration rights with respect to the shares of AIG common stock issued at the Closing on terms substantially consistent with those relating to the Series C Preferred Stock, subject to appropriate modifications relating to AIG’s obligation to undertake an equity offering as described below, including appropriate lock-up arrangements and restrictions on exercise by transferees.
The issuance of common stock in connection with the exchange of preferred stock will significantly impact the determination of Net income attributable to common shareholders and the weighted average shares outstanding, both of which are used to compute earnings per share.
Issuance of Warrants
Immediately after the Closing, AIG will issue to the holders of AIG common stock prior to Closing, by means of a dividend, 10-year warrants to purchase up to 75 million shares of AIG common stock in the aggregate at an exercise price of $45.00 per share.
Related Agreements Between the Parties
In connection with the Recapitalization, AIG will agree to conduct a registered exchange offer shortly after filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 in which it will offer shares of AIG common stock and cash for its Equity Units. AIG will also commit to use its commercially reasonable efforts to effect an underwritten public offering of its equity securities to raise net proceeds equal to at least the total amount of the Series G Drawdown Right during the period beginning after the date when AIG files its Annual Report on Form 10-K for the year ended December 31, 2010 and ending on June 30, 2011, and to conduct a registered exchange offer and/or a Section 3(a)(9) exchange offer for one or more series of its outstanding junior subordinated debentures.
In connection with the issuance of the Series E Preferred Stock and Series F Preferred Stock and as a participant in the Troubled Asset Relief Program, AIG has agreed to a number of covenants with the Treasury Department related to corporate governance, executive compensation, political activity and other matters. These covenants will continue to apply after the Closing. In addition, AIG will agree to provide the Treasury Department and the FRBNY with certain control and information rights.

Conditions to Closing of the Recapitalization
The parties will seek to promptly enter into definitive documentation to implement the Recapitalization and the other agreements described in the Summary of Terms. Among other closing conditions, it will be a condition to the Closing that AIG have sufficient cash proceeds available to fully repay all amounts owed under the Credit Agreement and that the FRBNY will not hold SPV Preferred Interests with an aggregate liquidation preference in excess of $6 billion immediately after the Closing. Additionally, AIG and certain of its key subsidiaries must have credit rating profiles, taking into account the Recapitalization, that are reasonably acceptable to the parties, and AIG must have in place at the Closing third-party financing commitments that are reasonably acceptable to AIG, the Treasury Department and the FRBNY. The Closing will also be subject to regulatory approvals in a number of jurisdictions. Subject to any more specific provision that may subsequently be set forth in definitive documentation, any of the parties may terminate the Recapitalization if it is not completed by March 15, 2011.
Risk Factors
Execution of Recapitalization
The Summary of Terms contemplates the execution of definitive agreements relating to a number of transactions involving multiple parties. No assurance can be given that AIG, the FRBNY, the Treasury Department and the Trust will be able to agree on definitive documentation. Moreover, even if definitive documentation is executed, a number of factors outside of AIG’s control could impair AIG’s ability to consummate the Recapitalization. In particular, AIG’s ability to effect the Recapitalization will be subject to a number of conditions, including regulatory approvals, third-party approvals and the receipt of satisfactory ratings. No assurance can be given that AIG will be able to meet these conditions.
Change of Control
The issuance of the shares of AIG common stock to the Treasury Department may have adverse consequences for AIG and its subsidiaries with regulators and contract counterparties. The issuance of the shares of AIG common stock to the Treasury Department in the Recapitalization may result in a change of control of AIG. A change of control of AIG triggers notice, approval and/or other regulatory requirements in many of the more than 130 countries and jurisdictions in which AIG and its subsidiaries operate. In light of the large number of jurisdictions in which AIG and its subsidiaries operate and the complexity of assessing and addressing the regulatory requirements in each of the relevant jurisdictions, AIG may be unable to obtain all regulatory consents or approvals that may be required in connection with the Recapitalization.
AIG and its subsidiaries are also parties to various contracts and other agreements that may be affected by a change of control of AIG.

Controlling Shareholder
As a result of the issuance of the shares of AIG common stock to the Treasury Department, the Treasury Department will become AIG’s controlling stockholder. Upon completion of the Recapitalization, the Treasury Department will be able, to the extent permitted by law, to control the vote on substantially all matters, including:
•	approval of mergers or other business combinations;

•	a sale of all or substantially all of AIG’s assets;

•	issuance of any additional common stock or other equity securities; and

•	other matters that might be favorable to the Treasury Department, but not to AIG’s other shareholders.
Moreover, the Treasury Department’s ability to cause or prevent a change in control of AIG could also have an adverse effect on the market price of AIG’s common stock.
The Treasury Department may also, subject to applicable securities laws, transfer all, or a portion of, the AIG common stock to another person or entity and, in the event of such a transfer, that person or entity could become the controlling shareholder.
Possible future sales of AIG common stock by the Treasury Department could adversely affect the market for AIG common stock. Pursuant to the Summary of Terms, AIG will grant the Treasury Department registration rights with respect to the AIG common stock received by the Treasury Department in the Recapitalization. Although AIG can make no prediction as to the effect, if any, that sales by the Treasury Department would have on the market price of AIG’s common stock, sales of substantial amounts of AIG common stock, or the perception that such sales could occur, could adversely affect the market price of AIG’s common stock.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Summary of Terms, dated as of September 30, 2010, by and among American International Group, Inc., the United States Department of the Treasury, the Federal Reserve Bank of New York and the AIG Credit Facility Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: September 30, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Summary of Terms, dated as of September 30, 2010, by and among American International Group, Inc., the United States Department of the Treasury, the Federal Reserve Bank of New York and the AIG Credit Facility Trust.